EXHIBIT 10.13

                           RESTRICTED STOCK AGREEMENT

                        SCANNER TECHNOLOGIES CORPORATION
                           2004 EQUITY INCENTIVE PLAN


         THIS AGREEMENT, made effective as of this day of , 20__, by and between Scanner Technologies Corporation, a New Mexico corporation (the "Company"), and ___________________ ("Participant").

                              W I T N E S S E T H:

         WHEREAS, the Participant on the date hereof is an officer, employee, director, consultant or advisor of the Company; and

         WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company's Common Stock pursuant to the Company's 2004 Equity Incentive Plan (the "Plan"); and

         WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. GRANT OF RESTRICTED STOCK AWARD. The Company hereby grants to Participant on the date set forth above a restricted stock award (the "Award") for _____________________ (__________ ) shares of Common Stock on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 13 of the Plan. The Company shall cause to be issued a stock certificate representing such shares of Common Stock in the Participant's name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in this Agreement and providing for the cancellation and return of such certificate if such shares of Common Stock are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to
Section 2 below, the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

         2.       VESTING OF RESTRICTED STOCK.

                  a. The shares of Stock subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following vesting schedule:


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           VESTING DATE        CUMULATIVE PERCENTAGE OF SHARES VESTED
           ------------        --------------------------------------










If the Participant's employment or other relationship with the Company (or a subsidiary of the Company) ceases at any time prior to a Vesting Date for any reason, including the Participant's voluntary resignation or retirement but excluding termination by the Company without "cause," the Participant shall immediately forfeit all shares of Stock subject to this Award which have not yet vested and for which the risks of forfeiture have not lapsed. If the Participant's employment or other relationship is terminated by the Company without "cause" prior to the vesting date for this Award, all risks of forfeiture on the shares of Stock subject to this Award shall immediately lapse.

         b. Solely for purposes of this Paragraph 2(b), "cause" shall mean (i) Participant charged with a felony or convicted of any criminal misdemeanor or more serious act; (ii) any intentional and/or willful act of fraud or dishonesty by Participant related to or connected with Participant's employment by the Company or any of its Affiliates; (iii) the willful and/or continued failure, neglect or refusal by Participant to perform his or her employment duties with the Company or any of its Affiliates, (iv) a material violation of the Participant's or an Affiliate's policies or codes of conduct; or (v) the willful and/or material breach by Participant of any agreement between Participant and the Company or any of its Affiliates, including but not limited to an employment agreement or a noncompetition agreement.

         3.       MISCELLANEOUS.

                  a. EMPLOYMENT-AT-WILL. This Agreement shall not confer on Participant any right with respect to continuance of employment or other relationship by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment. Participant's employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

                  b. SECURITIES LAW COMPLIANCE. Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws. The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock award, to agree in writing that all Stock subject to this Agreement shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Participant's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

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                  c.    MERGERS, RECAPITALIZATIONS, STOCK SPLITS, ETC. Pursuant
and subject to Section 13 of the Plan, certain changes in the number or character of the Common Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant's rights with respect to any unexercised portion of the Option (i.e., Participant shall have such "anti-dilution" rights under the Option with respect to such events, but shall not have "preemptive" rights).

                  d. SHARES RESERVED. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

                  e. WITHHOLDING TAXES. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.

                  f. 2004 EQUITY INCENTIVE PLAN. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Agreement and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

                  g. LOCKUP PERIOD LIMITATION. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Agreement or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

                  h. BLUE SKY LIMITATION. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall accelerate the vesting of this restricted stock award, provided that the Company gives Participant 15 days' prior written notice of such acceleration. Notice shall be deemed given when delivered personally or when deposited in the United States


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mail, first class postage prepaid and addressed to Participant at the address of
Participant on file with the Company.

                  i. ACCOUNTING COMPLIANCE. Participant agrees that, if a merger, reorganization, liquidation or other "transaction" as defined in Section 13 of the Plan occurs, and Participant is an "affiliate" of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

                  j. STOCK LEGEND. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant's successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraphs 4(g) through 4(j) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(j).

                  k. SCOPE OF AGREEMENT. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.

                  l. ARBITRATION. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                   SCANNER TECHNOLOGIES CORPORATION


                                   By:
                                       ----------------------------------------
                                      Its:
                                            -----------------------------------



                                   --------------------------------------------
                                   Participant
















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